CUSIP No. 55068A100	Schedule 13G	Page 9 of 9

Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 29th day of January, 2021.

Lux Encore Sponsor, LP
By: Lux Encore Holdings, LLC, its general partner

By:	/s/ Peter Hébert
Name: Peter Hébert
Title: Managing Member

By:	/s/ Josh Wolfe
Name: Josh Wolfe
Title: Managing Member

Lux Encore Holdings, LLC

By:	/s/ Peter Hébert
Name: Peter Hébert
Title: Managing Member

By:	/s/ Josh Wolfe
Name: Josh Wolfe
Title: Managing Member

Josh Wolfe

/s/ Josh Wolfe

Peter Hébert

/s/ Peter Hébert